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Exhibit 10(e)

Independent Accountants' Consent

The Board of Directors Illini Corporation:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG

/s/ KPMG

St. Louis, Missouri
February 5, 2002

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Exhibit 10(e) Independent Accountants' Consent